Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

Effective Date: March 24, 2021	U.S. $55,000,000.00

FOR VALUE RECEIVED, Summit Therapeutics Inc., a Delaware corporation (“Borrower”), promises to pay to Robert W. Duggan, or his successors or assigns (“Lender”), $55,000,000.00 (the “Principal Amount”) and any interest, fees, charges, and late fees on the date that is the earlier of (i) the consummation of a public offering registered under the Securities Act of 1933, as amended, with net proceeds of no less than $55,000,000 or (ii) thirteen (13) months from the Effective Date (such earlier date, the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) at the rate equal to the Interest Rate (as defined below) per annum (subject to Section 2.2) from the Effective Date until the Outstanding Balance is paid in full. This Promissory Note (this “Note”) is issued and made effective as of March 24, 2021 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated March 24, 2021, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Payment.

1.1 Payment of Interest. Subject to Section 2.1, from and including the date hereof to, but excluding, the Maturity Date, interest on this Note shall accrue on the Outstanding Balance of this Note outstanding from time to time at a floating rate of interest per annum (the “Interest Rate”) equal to the sum of (i) the applicable 10 year US Treasury Note rate as of (A) for the period from the Effective Date through April 30, 2021, the Effective Date and (B) from May 1, 2021 through the Maturity Date, the first day of each succeeding calendar month (beginning with May 1, 2021), plus (ii) fifty percent (50%) of the 10 year US Treasury Note rate applicable pursuant to the foregoing clause (i) (as such rate is adjusted in accordance with subclauses (A) and (B)). All accrued and unpaid interest shall be payable on the Maturity Date, or if such day is not a Business Day, on the immediately succeeding Business Day (the “Interest Payment Date”).  Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

1.2 Payment of Principal and Interest. On the Maturity Date, the Outstanding Balance, including all principal under this Note, together with all accrued and unpaid interest thereon and all other sums evidenced by this Note, shall be due and payable in cash.  Upon payment in full of the Outstanding Balance of this Note and all accrued and unpaid interest thereon, this Note will be automatically cancelled, whether or not this Note has been surrendered.

2. Defaults and Remedies.

2.1 Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) calendar days or shall not be dismissed or discharged within sixty (60) calendar days; (c) Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 2.1 and Section 6 of the Purchase Agreement; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (j) Borrower fails, in any material respect, to observe or perform any covenant set forth in Section 6 of the Purchase Agreement; or (k) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches, in any material respect, any covenant or other term or condition contained in any Other Agreements. Notwithstanding the foregoing, the occurrence of any event specified in Section 2.1(h) – (k) shall not be considered an Event of Default hereunder if such event is cured within forty-five (45) days of the occurrence of such event.

2.2 Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default that is continuing, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e), or (f) of Section 2.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 7% per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 2.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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3. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

5. Borrower Redemption. Borrower shall have the right, exercisable at any time in its sole and absolute discretion without penalty or fee, to redeem any amount of this Note (such amount, the “Redemption Amount”) by providing written notice to Lender at least two (2) business days in advance of such redemption (each, a “Redemption Notice”). On the redemption date Borrower shall pay the Redemption Amount in cash to Lender.

6. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

7. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel; provided that such opinion shall be reasonably acceptable to Borrower.

8. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

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9. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

10. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

12. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will, if allowed under applicable law, tack back to the Effective Date for purposes of determining the holding period under Rule 144).

15. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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16. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

SUMMIT THERAPEUTICS INC.

By:	/s/ Michael Donaldson
Name:	Michael Donaldson
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

/s/ Robert W. Duggan
Robert W. Duggan

[Signature Page to Promissory Note]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A2. “Outstanding Balance” means as of any date of determination, the Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and any other fees or charges incurred under this Note.

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